EXHIBIT 99.2

For more information contact:

John Stanton
813-264-2241



FOR IMMEDIATE RELEASE


           Nanobac Pharmaceuticals, Inc. announces New Leadership Team

TAMPA, Fla. (January 29, 2003)-- Nanobac Pharmaceuticals, Inc. (OTCPK:NNBP) ("Nanobac" or "The Company").

     John Stanton, Chairman of the Board, announced effective 01/29/04 the following organization changes: Mr. Stanton said this was in keeping with an earlier announcement to bring on board a strong team of NanoTechnology Scientists and Researchers, as well as experienced professionals in the BioLife Sciences business.

     Alexander H. Edwards, III will become President/Chief Executive Officer and Board member of Nanobac Pharmaceuticals, Inc. Prior to joining Nanobac, Edwards was a managing partner of 360 Partners as well as president and CEO of 360 Energy. Before that, he was in private consulting practice utilizing his experiences with leadership in healthcare growth companies.

From January 1997 to May 2002, Edwards was an executive with SRI/Surgical Express. He served in roles that ranged from vice-president/general manager to spending his last year with the company as president. Previous to this, he worked in sales and marketing with Dianon Systems, Inc. His positions included sales and sales management roles as well as field and corporate marketing. Edwards also served as an officer in the United States Navy with duty assignments ranging from shipboard divisional leadership to executive assistant for the Naval Surface Group Commander in Norfolk, Virginia.

     Edwards is a 1987 graduate of the United States Naval Academy.

     Brady Millican will replace Mr. Edwards as Vice President/Chief Operating Officer for the company. Mr. Millican has over 12 years of leadership experience and a comprehensive background in diagnostics infrastructure including clinical trial and research development support. Prior to joining Nanobac, Brady was Director of Business Development and Strategic projects at AmeriPath, a leading national provider of cancer diagnostics, genomics, and related information services.

     Previous to this he worked at Pathology Service Associates in various leadership roles ranging from directing marketing activities to developing revenue enhancement audits. Millican also worked at Dianon Systems, Inc. in Sales and sales management roles, as well as field and corporate marketing.

Millican served as an officer in the United States Army as a helicopter pilot, and is airborne and ranger qualified. Millican received his Bachelor of Arts Degree in Psychology (emphasis in Industrial Psychology - motivation) from Washington and Lee University in 1983.


     Michael Dean will continue as Controller. He has a B.A. in Accounting and obtained his B.A. in Accounting Information systems from the University of West Florida in 1983. In addition, he obtained his CPA in 1985.

     He started his career at Shell Oil Company, then became a Staff Accountant at Harper VanScoik & Company, a regional CPA firm. Then to CGI (IMR Global Corp) where he served as Controller, then V.P. of Finance and Chief Financial Officer. Dean brings 19 years of knowledge in Finance, Taxes, SEC filing and International experience.

     For additional information refer to Bios on our website, www.nanobaclabs.com, under the heading, "The Company".

     Mr. Stanton also announced the complete restructuring of the Research and Science Institution.

     With the completion of the acquisition of Nanobac OY in Kuopio, Finland, it is now possible to combine all the company's intellectual knowledge in to one group.

     The new group will be Nanobac Science and Research Institute, a division of Nanobac Pharmaceuticals, Inc., with offices in Kuopio, Finland and Tampa, Florida. This group is recognized as the world leaders in the Science and Research of Nanobacteria sanguineum, it's effects and causes, and the diseases that are implicated.

     Dr. Olavi Kajander, MD, PhD will be the Managing Director of Nanobac OY and Chief Science & Research Officer for the company. Dr. Kajander is the founder of Nanobac OY, a Finnish research and development company located in Kuopio, Finland, where, along with Dr. Neva Ciftcioglu, he documented and patented their discovery of Nanobacteria. Nanobac OY is now a Finnish research subsidiary of Nanobac Pharmaceuticals, Inc. He was also the founder of Abcell Corporation, a medical diagnostics company.

     In addition to being the Chief of Science and Research Officer at Nanobac, Dr. Kajander is also a docent (full professor) and director of research of the department of biochemistry at the University of Kuopio (Kuopio, Finland). His position at the University of Kuopio has elevated over the time of his tenure from Ph.D. candidate, to doctorate, assistant professor, associate professor and now as docent. He has taught many courses at the university for more than 12 years.

     Dr. Kajander was a Scripps Clinic & Resident Foundation post-doctoral research fellow in La Jolla, California. He has authored more than 70 scientific research papers and review articles, two letters and more than 50 scientific abstract publications as well as several invited editorials in scientific texts and journals. He has also been involved in the production of a number of videos and documentaries about his discovery of Nanobacteria. He has two families of U.S. patents that are effective in many countries and another family of U.S. patents that are pending issue.

     In 1999, together with fellow researcher Dr. Neva Ciftcioglu, Dr. Kajander won the Minerva, Medix award for the most prominent Finnish biomedical paper of 1998. He has also won the Martti Hamalainen Young Researcher Award, the Swedish Medical Association, Riksmassan, Honorary Bronze Medal and the Korczynski Award and Honorarium for the advancement of biopharmaceutical sciences.

     Dr. Kajander is a member of the Biochemical Society, the New York Academy of Sciences, FEMS, the Finnish Immunology Society, the Finnish Physiology Society and Duodecim. He has also served on numerous scientific advisory boards.

     Dr. Neva Ciftcioglu, PhD will serve as Scientific Advisor to the company. Born in Turkey, Neva Ciftcioglu, Ph.D. is a co-discoverer and a principal researcher of Nanobacterium sanguineum with Dr. E. Olavi Kajander. Dr. Ciftcioglu has been a scientific collaborator with NanobacLabs Research Institute since 1999. Drs. Ciftcioglu and Kajander are regarded as the world's experts in Nanobacterial research. While her early work centered on general infectious diseases and bacterial pathogencity, her recent area of interest is in cell culture techniques, immunoassays and monoclonal antibodies and nanobacterial pathogenicity.

     She is a Docent (full professor) of biochemistry at the University of Kuopio in Kuopio, Finland and a senior scientist and director of nanobacterial research for the Universities Space Research Association, NASA Johnson Space Center, Houston, Texas. She also collaborates or directs with Dr. Kajander, nanobacterial research projects at more than 100 sites.

     Dr. Ciftcioglu holds an undergraduate degree from Kocatepe Mimar Kemal Lisesi, in Ankara, Turkey and both a master's degree and a doctorate degree in microbiology from the University of Ankara. She served as a post-doctoral research fellow in Dr. Kajander's research group at the University of Kuopio.

     Dr. Ciftcioglu's work has been recognized through a number of scientific awards including the 1993, 1996 and 1998 Savon Korkean Teknologian Saatio Award (Finland) and the 1997 and 1998 Jenny ja Antti Wihurin Rahasto Award (Finland). She was also awarded the 1999 Minerva, Medix Prize for the most prominent Finnish biomedical paper of 1998. Dr. Ciftcioglu has authored or co-authored 46 scientific publications and 17 scientific abstract communications.

     She is a professional member of NABI (NASA Astrobiology Institute), the American Society for Microbiology, the American Society for Cell Biology, the Societas biochemical et microbiological Fenniae and the Societas Physiologica Finlandiae. She lectures to professional societies and universities worldwide on the subject of nanobacteria.

     Dr. Ciftcioglu is on assignment at NASA in Houston, TX at this time. These two scientists are recognized as the world leaders in the field of Nanobacteria science and research.

     "We are extremely excited with our reorganized team", commented Stanton. "We have begun the process of seating outside Directors and are working to finalize our Advisory Board".

     Nanobac Pharmaceuticals, Inc. is headquartered in Tampa, Florida, U.S.A. For more information, please visit our website at www.nanobaclabs.com or contact us at info@nanobaclabs.com.

     Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Nanobac Pharmaceuticals, Inc. officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-Looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Nanobac Pharmaceuticals, Inc. actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-Looking statements involve known and unknown risks, uncertainties, and other factors which might cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report, these statements are not guarantees of future performance and Nanobac Pharmaceuticals, Inc. has no specific intention to update these statements.

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